- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------



                               PLC CAPITAL L.L.C.





                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT




                            Dated as of May 20, 1994


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I--Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE Il--The Company. . . . . . . . . . . . . . . . . . . . . . . . . . .   5

     Section 2.1    Formation; Continuation  . . . . . . . . . . . . . . . .   5
     Section 2.2    Company Name . . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.3    The Delaware Certificate, Etc. . . . . . . . . . . . . .   6
     Section 2.4    Registered Office and Registered Agent . . . . . . . . .   6
     Section 2.5    Principal Office . . . . . . . . . . . . . . . . . . . .   6
     Section 2.6    Term of Company  . . . . . . . . . . . . . . . . . . . .   6
     Section 2.7    Purposes . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 2.8    Powers . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 2.9    Merger or Consolidation  . . . . . . . . . . . . . . . .   8
     Section 2.10   Treatment as Partnership . . . . . . . . . . . . . . . .   8

ARTICLE III--Members; Capitalization . . . . . . . . . . . . . . . . . . . .   8

     Section 3.1    Admission of Members . . . . . . . . . . . . . . . . . .   8
     Section 3.2    Cessation of Membership  . . . . . . . . . . . . . . . .   9
     Section 3.3    Common Interests . . . . . . . . . . . . . . . . . . . .   9
     Section 3.4    Preferred Securities . . . . . . . . . . . . . . . . . .   9
     Section 3.5    Capital Accounts . . . . . . . . . . . . . . . . . . . .  12
     Section 3.6    Transfers of Capital Accounts. . . . . . . . . . . . . . .12
     Section 3.7    Obligation to Lend Funds or Make Additional Capital
                    Contributions. . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV--Distributions  . . . . . . . . . . . . . . . . . . . . . . . . .  13

     Section 4.1    Periodic Distributions . . . . . . . . . . . . . . . . .  13
     Section 4.2    Restricted Distributions . . . . . . . . . . . . . . . .  14
     Section 4.3    Withholding  . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V--Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

     Section 5.1    Allocation of Net Profits and Net Losses . . . . . . . .  14
     Section 5.2    Tax Allocations  . . . . . . . . . . . . . . . . . . . .  14

                                                                            PAGE
                                                                            ----

ARTICLE VI--Rights and Obligations of Members  . . . . . . . . . . . . . . .  15

     Section 6.1    Limited Liability of Preferred Securities Holders  . . .  15
     Section 6.2    Liability of Common Interest Holders . . . . . . . . . .  15
     Section 6.3    Other Business, Etc. . . . . . . . . . . . . . . . . . .  16
     Section 6.4    Exculpation and Indemnification. . . . . . . . . . . . .  16
     Section 6.5    Management and Control . . . . . . . . . . . . . . . . .  18
     Section 6.6    Meetings of Members. . . . . . . . . . . . . . . . . . .  18

ARTICLE VII--Transfers of Interests, Etc.. . . . . . . . . . . . . . . . . .  19

     Section 7.1    Transfers of Interests . . . . . . . . . . . . . . . . .  19
     Section 7.2    Registration and Registration of Transfer of Preferred
                    Securities . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 7.3    Persons Deemed Holders of Preferred Securities . . . . .  20
     Section 7.4    Global Preferred Securities. . . . . . . . . . . . . . .  20
     Section 7.5    Certificated Preferred Securities. . . . . . . . . . . .  21
     Section 7.6    Replacement Preferred Securities . . . . . . . . . . . .  21

ARTICLE VIII--Books; Accounting; Tax Elections;
               Reports . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

     Section 8.1    Books and Records. . . . . . . . . . . . . . . . . . . .  21
     Section 8.2    Filings of Returns and Other Writings; Tax Matters Partner;
                      Tax Elections. . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX--Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .  23

     Section 9.1    Events of Dissolution. . . . . . . . . . . . . . . . . .  23
     Section 9.2    Proceeds of Liquidation. . . . . . . . . . . . . . . . .  24
     Section 9.3    Application of Assets. . . . . . . . . . . . . . . . . .  24
     Section 9.4    Gains or Losses in Process of Liquidation. . . . . . . .  25
     Section 9.5    Common Interest Holder Restoration of Negative Account
                      Balance. . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE X--Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .  25

     Section 10.1   Amendment to the Agreement . . . . . . . . . . . . . . .  25
     Section 10.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . .  25
     Section 10.3   Word Meanings. . . . . . . . . . . . . . . . . . . . . .  26
     Section 10.4   Binding Provisions . . . . . . . . . . . . . . . . . . .  26
     Section 10.5   Applicable Law . . . . . . . . . . . . . . . . . . . . .  26
     Section 10.6   Separability of Provisions . . . . . . . . . . . . . . .  26
     Section 10.7   Titles . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 10.8   Further Assurances . . . . . . . . . . . . . . . . . . .  26
     Section 10.9   Counterparts . . . . . . . . . . . . . . . . . . . . . .  26
     Section 10.10  Entire Agreement . . . . . . . . . . . . . . . . . . . .  26

Testimonium. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                                            PAGE
                                                                            ----

ANNEX A--Form of Action  . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

     1.   Number and Designation . . . . . . . . . . . . . . . . . . . . . . A-1
     2.   Ranking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
     3.   Periodic Distributions (Dividends) . . . . . . . . . . . . . . . . A-I
     4.   Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-2
     5.   Redemption Procedure . . . . . . . . . . . . . . . . . . . . . . . A-4
     6.   Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . A-6
     7.   Book-Entry-Only; The Depository Trust Company. . . . . . . . . . . A-8

ANNEX B--Form of Preferred Securities. . . . . . . . . . . . . . . . . . . . B-1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


               This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of PLC CAPITAL L.L.C. (the "Company"), dated as of May 20, 1994, is entered into by and among Protective Life Corporation, a Delaware corporation ("Protective"), and Protective LLC Holding, Inc., a Delaware corporation ("Protective LLC Inc."), and those other Persons who become Members of the Company from time to time, as hereinafter provided.

               WHEREAS, Protective and Protective LLC Inc. have heretofore formed a limited liability company pursuant to the Act by filing the Delaware Certificate with the office of the Secretary of State of the State of Delaware on March 24, 1994 and entering into the Limited Liability Company Agreement of the Company, dated March 24, 1994 (the "Original Agreement"); and

               WHEREAS, the Members desire to continue the Company as a limited liability company under the Act and to amend and restate the Original Agreement in its entirety;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

               Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

               "1940 ACT" shall have the meaning set forth in Section 2.8(c).

               "ACCOUNTING PERIOD" shall mean the period beginning on (and including) the day following any Adjustment Date (or, in the case of the first Accounting Period, beginning on the date of formation of the Company) and ending on (and including) the next succeeding Adjustment Date.

               "ACT" shall mean the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6 Sections 18-101 ET SEQ., as from time to time amended and including any successor statute of similar import (it being understood that all references herein to specific sections of the Act shall be deemed also to refer to any corresponding provisions of any such amended or successor statute).

               "ACTION" shall have the meaning set forth in Section 3.4.

               "ADJUSTMENT DATE" shall mean any of (a) the last day of each Fiscal Year, (b) the day before the date of admission of any additional Member,
(c) the day before the date any Capital Contribution is made or deemed to be made, (d) the day before the date a Member ceases to be a member of the Company,
(e) the record date of any distribution by the Company, (f) any date so established pursuant to any Action or Actions establishing any series of Preferred Securities or (g) any other date determined by the Class A Interest Holder as appropriate for a closing of the Company's books.

               "AFFILIATE" shall mean, with respect to any Person, any Person directly or indirectly controlled by or controlling or under common control with such Person (or any successor to any of the foregoing). For the purpose of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

               "AGREEMENT" shall mean this Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended, restated or supplemented from time to time as herein provided.

               "CAPITAL ACCOUNT" shall have the meaning set forth in Section
3.5.

               "CAPITAL CONTRIBUTIONS" shall mean the total amount of cash and other property contributed to the Company by the Members as initial Capital Contributions or additional Capital Contributions pursuant to Article III and, in the case of the Common Interest Holders, pursuant to Section 6.2.

               "CERTIFICATED PREFERRED SECURITIES" shall mean definitive certificates substantially in the form attached hereto as Annex B, evidencing Preferred Securities of any series held by a Member, issued pursuant to this Agreement.

               "CLASS A INTEREST" shall mean the limited liability company interest of Protective, other than as a Holder of any Preferred Securities, in and to the profits and losses of the Company and its right to receive distributions of the Company's assets.

               "CLASS B INTEREST" shall mean the limited liability company interest of Protective LLC Inc., other than as a Holder of any Preferred Securities, in and to the profits and losses of the Company and its right to receive distributions of the Company's assets.

               "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor act thereto, and, to the extent applicable, any Treasury Regulations promulgated thereunder (it being understood that all references herein to specific sections of the Code shall be deemed also to refer to any corresponding provisions of any such amended or successor act).

               "COMMON INTEREST" shall mean each of the Class A Interest and the Class B Interest.

               "COMPANY" shall mean the limited liability company heretofore established in accordance with the Original Agreement and hereby continued in accordance with this Agreement by the parties hereto, as such limited liability company may from time to time be constituted.

               "COVERED PERSON" shall mean any Member, any Affiliate of a Member or any officers, directors, shareholders, partners, employees, representatives or agents of a Member or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

               "DELAWARE CERTIFICATE" shall mean the Certificate of Formation of the Company as provided for pursuant to the Act, as originally filed with the office of the Secretary of State of the State of Delaware on the Effective Date, as amended and restated from time to time as herein provided.

               "DEPOSITARY" shall mean, with respect to Preferred Securities of any series, a clearing agency registered under the Securities Exchange Act of 1934 that is designated by the Action or Actions establishing such series to act as Depositary for such Preferred Securities.

               "DISTRIBUTION JUNIOR SECURITIES" shall have the meaning set forth in Section 4.1(b).

               "DISTRIBUTION PARITY SECURITIES" shall have the meaning set forth in Section 4.1(b).

               "EFFECTIVE DATE" shall have the meaning set forth in Section 2.6.

               "FISCAL YEAR" shall mean the period beginning the Effective Date and ending December 31, 1994 and thereafter shall mean the annual period beginning each January 1 and ending the following December 31. The Company shall have the same fiscal year for financial accounting and United States Federal income tax purposes, except as otherwise required by the Code.

               "GLOBAL PREFERRED SECURITY" shall mean a Preferred Security substantially in the form of Annex B hereto that evidences all of the Preferred Securities of any series.

               "HOLDER" shall mean, as of any date, in the case of (a) the Class A Interest, Protective, (b) the Class B Interest, Protective LLC Inc. and (c) any Preferred Security, the Person in whose name the interest in and to the profits and losses of the Company and right to receive distributions of the Company's assets established pursuant to the Action or Actions relating to such Preferred Security is registered on the Register.

               "INDEMNIFIED PERSON" shall mean any Affiliate of the Class A Interest Holder or any officers, directors, shareholders, partners, employees, representatives or agents of the Class A Interest Holder, or any employee or agent of the Company or its Affiliates.

               "LIQUIDATION DISTRIBUTION" shall have the meaning set forth in
Section 9.2(b).

               "LIQUIDATION PARITY SECURITIES" shall have the meaning set forth in Section 9.2(b).

               "LIQUIDATION PREFERENCE" shall mean, with respect to any Preferred Security, the liquidation preference for such security pursuant to the Action or Actions establishing such Preferred Security pursuant to Section 3.4.

               "MEMBER" shall mean, as of any date, any Person who has been admitted as a member of the Company pursuant to Section 3.1 of this Agreement and has not ceased to be a member of the Company pursuant to Section 3.2, in such Person's capacity as a member of the Company. For purposes of the Act, each of the Class A Interest and the Class B Interest and each series of Preferred Securities shall each constitute a separate class or group of members.

               "NET PROFITS" or "NET LOSSES" shall mean, for any Accounting Period, the net profits or net losses, as the case may be, of the Company for such Accounting Period, determined on the accrual basis method of accounting in accordance with generally accepted accounting principles, PROVIDED that in the case of any distribution of property in kind by the Company, net profits or losses shall be determined as if the Company had sold such property for the fair market value thereof at the time of such distribution.

               "ORIGINAL AGREEMENT" shall have the meaning set forth in the recitals to this Agreement.

               "OUTSTANDING" shall mean, when used with respect to Preferred Securities of any series as of any date, the Preferred Securities of such series theretofore executed and delivered by the Class A Interest Holder on behalf of the Company pursuant to this Agreement except:

               (a) Preferred Securities theretofore cancelled (or deemed cancelled) by the Registrar or delivered to the Registrar for cancellation pursuant to Section 7.2 hereof or the Action relating to such series;

               (b) Preferred Securities or portions thereof for which the amount of the final distribution to be made thereon is set aside by the Company and segregated from its other funds or deposited with the Paying Agent for such series of Preferred Securities, in each case, in trust for the Holders of such Preferred Securities as provided for in the Action relating to such series;

               (c) Preferred Securities in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Section 7.5 hereof; and

               (d) Preferred Securities that have been destroyed, lost, mutilated or stolen for which replacement Preferred Securities have been issued pursuant to Section 7.6 hereof.

               "PAYING AGENT" shall mean, with respect to Preferred Securities of any series, the Person that is designated as such in the Action or Actions establishing such series of Preferred Securities, and any successor thereto appointed by the Class A Interest Holder; PROVIDED that any such Person and any such successor shall be a bank or trust company organized and in good standing under the laws of the United States of America or any State thereof or the District of Columbia and shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition.

               "PERCENTAGE INTEREST" shall mean, upon the issuance of any Preferred Securities, with respect to a Holder of (a) the Class A Interest, 18%, (b) the Class B Interest, 3% and (c) Preferred Securities of any series, the ratio that such Holder's aggregate total Liquidation Preference of such series bears to the aggregate total Liquidation Preferences of all the Holders of such Preferred Securities.

               "PERSON" shall mean any individual or any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

               "PREFERRED SECURITIES" shall have the meaning set forth in
Section 3.4.

               "PROTECTIVE" and "PROTECTIVE LLC INC." shall have the respective meanings set forth in the recitals to this Agreement.

               "REGISTER" shall mean have the meaning set forth in Section 8.1.

               "REGISTRAR" shall mean the Class A Interest Holder or any Person appointed by the Class A Interest Holder to keep the Register.

               "SERIES A PREFERRED SECURITIES" shall mean the first series of Preferred Securities issued by the Company.

               "SERIES A SUBORDINATED DEBENTURES" shall mean the Subordinated Debentures issued by Protective to the Company under the Subordinated Indenture to represent the loan by the Company of the proceeds of the Series A Preferred Securities and related Capital Contributions of the Common Interest Holders.

               "SUBORDINATED DEBENTURE" shall mean any subordinated debenture issued by Protective pursuant to the Subordinated Indenture in return for the loan of the proceeds of the issue and sale of Preferred Securities of any series and the related Capital Contributions of the Common Interest Holders, as contemplated by Section 2.7 hereof.

               "SUBORDINATED INDENTURE" shall mean the Subordinated Indenture to be entered into between Protective and AmSouth Bank, N.A., as trustee, as amended and supplemented from time to time.

               "TAX MATTERS PARTNER" shall have the meaning set forth in Section 8.2(c).

               "TRANSFER" shall mean any sale, transfer, alienation, assignment, encumbrance, pledge, grant or option, or disposition other than any of the foregoing that arises as a result of a merger or consolidation.

               "TREASURY REGULATIONS" shall mean the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).


                                   ARTICLE II

                                   THE COMPANY

               Section 2.1 FORMATION; CONTINUATION. The Common Interest Holders, by execution of the Original Agreement and the filing of the Delaware Certificate, entered into and joined together in, and did thereby form, the Company as a limited liability company under and pursuant to the Act. The Members hereby agree to continue the Company as a limited liability company under and pursuant to the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as provided herein.

               Section 2.2 COMPANY NAME. The name of the Company heretofore formed and continued hereby is "PLC Capital L.L.C.". The business of the Company shall be conducted under such name or such other name or names as the Class A Interest Holder may from time to time determine in its sole discretion.

               Section 2.3 THE DELAWARE CERTIFICATE, ETC. The Class A Interest Holder has heretofore been, and is hereby, designated an "authorized person", within the meaning of the Act, and has executed and filed the Delaware Certificate with the Office of the Secretary of State of the State of Delaware. The Class A Interest Holder hereby agrees to execute, file and record all such other certificates and documents, including amendments to the Delaware Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership by the Company of property, and the conduct by the Company of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

               Section 2.4 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Company shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered office and the registered agent of the Company may be changed by the Class A Interest Holder from time to time in accordance with the then applicable provisions of the Act and any other applicable laws.

               Section 2.5 PRINCIPAL OFFICE. The principal office of the Company initially shall be at 2801 Highway 280 South, Birmingham, Alabama 35223. The Class A Interest Holder may change the Company's principal office from time to time in its sole discretion.

               Section 2.6 TERM OF COMPANY. The term of the Company commenced on March 24, 1994, the date of the initial filing of the Delaware Certificate with the office of the Secretary of State of the State of Delaware (the "Effective Date"), and shall continue until December 31, 2094, unless it is sooner dissolved pursuant to the provisions of Article IX of this Agreement.

               Section 2.7 PURPOSES. The Company is formed and continued for the sole object and purpose of issuing its Common Interests, the Series A Preferred Securities and other series of Preferred Securities having terms generally consistent with those of the Series A Preferred Securities (other than dividend rate, and other than changes that would not adversely affect the ability of the Company to make full and timely payments of periodic distributions or payments upon dissolution to the Holders of the Series A Preferred Securities), and lending the proceeds thereof and related capital contributions of the Common Interest Holders to Protective in return for Subordinated Debentures in aggregate principal amounts equal to the amounts of such loans, bearing interest at a rate at least equal to the periodic distribution rate, if any, established for the series of limited liability company interests the proceeds of which are used to make such loans and otherwise having terms generally consistent with those of the Series A Subordinated Debentures (other than changes that would not adversely affect the ability of the Company to make full and timely payments of periodic distributions or payments upon dissolution to the Holders of the Series A Preferred Securities), redeeming the Preferred Securities of any series in accordance with the terms of such series, and engaging in any and all activities that may be incidental or conducive to the foregoing. The Company shall not engage in any "financial or insurance business" within the meaning of section 7704(d)(2) of the Code or in any other trade or business.

               Section 2.8 POWERS. (a) In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company, and, in accordance with Section 6.5 hereof, the Class A Interest Holder on behalf of the Company, shall have the power and is hereby authorized to:

         (i) execute, file and deliver any registration statements, amendments and other documents and enter into agreements relating to the issuance and sale by the Company of its Preferred Securities;

        (ii) issue its Preferred Securities in accordance with this Agreement;

       (iii) loan money to Protective pursuant to the Subordinated Indenture and exercise all of the powers, duties, rights and responsibilities associated therewith;

        (iv) take any and all actions necessary, convenient or appropriate as lender, including, subject to the provisions hereof, the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

         (v) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

        (vi) determine and make distributions, in cash or otherwise, to Members, in accordance with the provisions of this Agreement and of the Act;

       (vii) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with any of the Members, necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company; and

      (viii) do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

               (b) The Company shall have no power or authority to borrow money or to become liable for the borrowing of any other Person.

               (c) The Class A Interest Holder is hereby authorized to conduct its affairs and to operate the Company in such a way that the Company would not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act") or taxed as a corporation for Federal income tax purposes and so that any loans made by the Company to Protective will be treated as indebtedness for Federal income tax purposes. In this connection, the Class A Interest Holder is (a) authorized to take any action that the Class A Interest Holder determines, in its sole discretion, to be necessary or desirable for such purposes that (i) is not inconsistent with applicable law, the Delaware Certificate or this Agreement and
(ii) does not adversely affect the Holders of any Preferred Securities Outstanding and (b) instructed not to take affirmative actions, not otherwise contemplated by this Agreement, that would cause the Company to be deemed to be an "investment company" under the 1940 Act or taxed as a corporation for Federal income tax purposes or would cause any loans made by the Company to Protective not to be treated as indebtedness for Federal income tax purposes.

               Section 2.9 MERGER OR CONSOLIDATION. The Company may not consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 2.9, and subject to any additional restrictions or requirements under any Action or Actions establishing any series of Preferred Securities. The Class A Interest Holder may, without the consent of the Holders of any series of Preferred Securities or the Class B Interest, cause the Company to consolidate or merge with or into any limited liability company, limited partnership, business trust or other similar entity formed under the laws of the United States or any state or jurisdiction thereof or therein; PROVIDED that (a) such successor entity expressly assumes all of the obligations of the Company under any series of Preferred Securities then Outstanding, (b) such successor entity is an entity expressly formed for the purpose of engaging in such merger or consolidation and has engaged in no activities (other than those incidental to formation) prior to such merger or consolidation and, at the time of the consummation thereof, has no liabilities or preferred securities outstanding,
(c) such merger or consolidation does not adversely affect any Holder of Preferred Securities, (d) such successor entity will he subject in all material respects to all covenants binding on the Company herein contained, (e) Protective expressly acknowledges such successor as the holder of the Subordinated Debentures of Protective pertaining to each series of Preferred Securities then Outstanding, (f) such merger or consolidation does not cause any series of Preferred Securities then Outstanding to be delisted by any national securities exchange or other organization on which such Preferred Securities are then listed, (g) such merger or consolidation does not cause any Preferred Securities then Outstanding to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, (h) such merger or consolidation does not adversely affect the powers, preferences and other special rights of Holders of any Preferred Securities then Outstanding and (i) prior to such merger or consolidation the Company shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that (i) Holders of any Preferred Securities then Outstanding will not recognize any gain or loss for Federal income tax purposes as a result of such merger or consolidation, (ii) such successor entity will be treated as a partnership for Federal income tax purposes and such merger or consolidation will not otherwise cause the Company to be subject to Federal income tax or more than a de minimis amount of other taxes, (iii) following such merger or consolidation, Protective and such successor entity are and will be in compliance with the 1940 Act without registering thereunder as an investment company and (iv) such merger or consolidation will not adversely affect the limited liability of Holders of any Preferred Securities then Outstanding.

               Section 2.10 TREATMENT AS PARTNERSHIP. The Members agree that it is intended that the Company shall be treated as a partnership for United States Federal income tax purposes and that the Agreement and all acts of the Members thereof shall, to the fullest extent permitted by the Act, be interpreted and construed accordingly.


                                   ARTICLE III

                             MEMBERS; CAPITALIZATION

               Section 3.1 ADMISSION OF MEMBERS. (a) By execution of this Agreement, the Common Interest Holders hereby continue as members of the Company and shall have such rights in and to the profits and losses of the Company and rights to receive distributions of the Company's assets, and such other rights and obligations, as provided herein.

               (b) Without execution of this Agreement, upon the issuance of Preferred Securities as provided in this Article to a Person and payment for the Preferred Securities acquired by such Person, which constitutes a request by such Person that the Register reflect its admission as a Member, such Person shall be admitted to the Company as a Member and shall become bound by this Agreement, and the Register shall be adjusted to reflect such admission.

               (c) If a Holder of any Preferred Securities transfers any such Preferred Securities pursuant to Sections 7.2 or 7.5 hereof, the transferee of such Preferred Securities shall, without execution of this Agreement or the consent of any Member, upon its acquisition of Preferred Securities and the receipt by the Registrar of a written request that the Register reflect its admission as a member of the Company, be admitted to the Company as a Member and become bound by this Agreement, and the Register shall be adjusted to reflect such transfer and admission.

               Section 3.2 CESSATION OF MEMBERSHIP. No Member shall resign from the Company prior to the dissolution and winding up of the Company. A Preferred Security Holder shall cease to be a Member upon a transfer of its entire limited liability company interest in the Company in compliance with this Agreement or upon the redemption of such Holder's entire limited liability
company interest in the Company as provided herein.   A Preferred Securities
Holder shall not cease to be a Member upon the happening , with respect to such Holder, of any of the events specified in Section 18-304 of the Act.

               Section 3.3 COMMON INTERESTS. (a) CAPITAL CONTRIBUTIONS. As of the date hereof, the Class A Interest Holder shall have contributed $7,500 and the Class B Interest Holder shall have contributed $2,500 to the Company as their respective initial Capital Contributions. Each of the Class A Interest Holder and the Class B Interest Holder shall make additional Capital Contributions to the Company upon the issuance of any Preferred Securities and at such other times as shall be necessary (including, without limitation, pursuant to Section 6.2) such that, at all times, (i) the Capital Contributions of the Class A Interest Holder and the Class B Interest Holder represent not less than 18% and 3%, respectively, of the aggregate total Capital Contributions of all of the Members and (ii) the Class A Interest and the Class B Interest represent not less than 18% and 3%, respectively, of all interests in the capital, income, gain, loss, deduction and credit of the Company.

               (b) FORM OF COMMON INTERESTS. The Common Interests shall not be evidenced by certificate or other written instrument, but shall only be evidenced by this Agreement.

               (c) COMMON INTEREST HOLDER AS PREFERRED SECURITIES HOLDER. Subject to the terms of any Action or Actions establishing a series of Preferred Securities and applicable law (including, without limitation, United States Federal securities laws), a Common Interest Holder and its Affiliates may at any time and from time to time purchase outstanding Preferred Securities (or beneficial interests therein) by tender, in the open market or by private agreement.

               Section 3.4 PREFERRED SECURITIES. (a) The Company is authorized to issue preferred limited liability company interests having such designations, stated value, rights, privileges, restrictions, preferences and other terms and provisions as may from time to time be established in a written action or actions (each, an "ACTION") of the Class A Interest Holder providing for issue of such series as hereinafter provided (such interests, the "PREFERRED SECURITIES") and having terms generally consistent with those set forth in the Form of Action attached as Annex A hereto. In connection with the foregoing, subject to the provisions of Section 2.7 and this
Section 3.4, the Class A Interest Holder is expressly authorized to issue one or more series of Preferred Securities, and with respect to each such series to establish by Action or Actions providing for the issue of such series:

         (i) the maximum number of Preferred Securities to constitute such series and the distinctive designation thereof;

        (ii) whether the Preferred Securities of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

       (iii) the periodic distribution rate, if any, on the Preferred Securities of such series, the conditions and dates upon which such distributions shall be payable, the preference or relation which such distributions shall bear to the periodic distributions payable on any other class or classes of limited liability company interests in the Company or on any other series of Preferred Securities, and whether such distributions shall be cumulative or noncumulative;

        (iv) whether the Preferred Securities of such series shall be subject to redemption by the Company, and if made subject to redemption, the time, prices and other terms and conditions of such redemption;

         (v) the rights of the Holders of Preferred Securities of such series upon the dissolution, liquidation or winding up of the Company;

        (vi) whether or not the Preferred Securities of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Securities of such series for retirement or to other Company purposes and the terms and provisions relative to the operation thereof;

       (vii) whether or not the Preferred Securities of such series shall be convertible into, or exchangeable for, limited liability company interests of any other class or classes, or of any other series of Preferred Securities, or securities of any other kind, including securities issued by the Class A Interest Holder or any of its Affiliates, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

      (viii) the limitations and restrictions, if any, to be effective while any Preferred Securities of such series are outstanding upon the payment of periodic distributions or other distributions on, and upon the purchase, redemption or other acquisition by the Company of any other class or classes of limited liability company interests or any other series of Preferred Securities ranking junior to the Preferred Securities of such series as to periodic distributions or distributions of assets upon liquidation;

        (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional limited liability company interests (including additional Preferred Securities of such series or any other series) ranking on a parity with or prior to the Preferred Securities of such series as to periodic distributions or distributions of assets upon liquidation; and

         (x) such other relative rights, powers and duties as shall not be inconsistent with this Section 3.4.

Any Action or Actions of the Class A Interest Holder pursuant to the provisions of this Section 3.4 shall constitute an amendment and supplement to and part of this Agreement.

               (b) Notwithstanding anything else herein to the contrary, the Company may not issue Preferred Securities of any series unless (i) such Preferred Securities are created by a Form of Action in substantially the form attached as Annex A hereto, (ii) the aggregate stated liquidation preference of such Preferred Securities (as defined in such Form of Action) is not more than 79% of the aggregate principal amount of the Subordinated Debentures issued in return for the loan of the proceeds of such Preferred Securities (together with the related additional Capital Contributions of the Common Interest Holders) as contemplated by Section 2.7 hereof, (iii) the aggregate periodic distributions (as defined in such Form of Action) on such Preferred Securities payable on any date are not more than 79% of the aggregate cash interest payable on such date on the related Subordinated Debentures, (iv) such Preferred Securities are redeemable on the days, and only on the days, on which the related Subordinated Debentures are redeemable and (v) the aggregate redemption price of such Preferred Securities on any day is not more than 79% of the aggregate redemption price of the related Subordinated Debentures on such day (or, in the case of a day which falls on the maturity date of the related Subordinated Debentures, the aggregate principal amount of such Subordinated Debentures); PROVIDED, that the Company may issue such Preferred Securities even if they do not meet the criteria set out in clauses (i) through (v) above if the deviations therefrom, individually or in the aggregate, will not adversely affect the ability of the Company to make full and timely payments of periodic distributions or Liquidation Distributions to the Holders of such Preferred Securities and the Preferred Securities of all other series then Outstanding.

               (c) In connection with, and subject to, the foregoing and without limiting the generality thereof, the Class A Interest Holder is hereby expressly authorized to take any action, including amendment of this Agreement, without the vote or approval of any Member, including any Action to create under the provisions of this Agreement a class (or series of a class) or group of limited liability company interests that was not previously outstanding.
Without the vote or approval of any Member, the Class A Interest Holder may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Securities in one or more series as shall be necessary, convenient or desirable, consistent with the terms of this Agreement, to reflect the issue of such series, including, without limitation (but subject to the foregoing), one or more underwriting agreements, indentures relating to any loans made by the Company to Protective, guarantee agreements and any other contracts or agreements contemplated thereby, or specifically described therein, all without any further act, approval or vote of the Members.

               (d) All Preferred Securities of any one series shall be identical with each other in all respects, except that Preferred Securities of any one series issued at different times may differ as to the dates from which periodic distributions, if any, thereon shall be cumulative. All series of Preferred Securities shall rank equally and be identical in all respects, except as permitted by paragraph (a) of this Section 3.4, and all Preferred Securities shall rank senior to the Common Interests both as to periodic distributions and distributions of assets upon dissolution.

               Section 3.5 CAPITAL ACCOUNTS. a) A separate capital account (a "Capital Account") shall be established and maintained for each Member, including any substituted or additional Member who shall hereafter acquire an interest in the Company, in accordance with the following provisions:

         (i) To each Member's Capital Account there shall be credited (A) the amount of cash and fair market value of the property actually contributed by or on behalf of such Member to the Company (including, in the case of any issue of any series of Preferred Securities pursuant to Section 3.4, the proceeds of such issuance) and (B) such Member's allocable share of Net Profits.

        (ii)   From each Member's Capital Account there shall be debited
     (A) the amount of cash and the fair market value of any property distributed to such Member pursuant to any provision of this Agreement (including any periodic distribution, distribution on redemption or any distribution in liquidation of any Member's interest in the Company (whether in whole or in part)) and (B) such Member's allocable share of Net Losses.

               (b) A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company except as provided in Article IV and Article IX hereof; nor shall a Member be entitled to make any loan or Capital Contribution to the Company other than as expressly provided herein. No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.

               (c) Except as required by the Act, no Member shall have any liability for the return of the Capital Contribution of any other Member. A Member who has more than one limited liability company interest in the Company shall have a single Capital Account that reflects all such interests, regardless of the class of interest owned and regardless of the time or manner in which the interests were acquired.

               Section 3.6 TRANSFERS OF CAPITAL ACCOUNTS. Upon any transfer of a limited liability company interest in the Company as provided in this Agreement, the transferee shall succeed to the allocable portion of the transferor's Capital Account.

               Section 3.7 OBLIGATION TO LEND FUNDS OR MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. (a) The Members shall not be required to lend any funds to the Company.

               (b) Each of the Members shall only be liable to make payment of its respective Capital Contributions due upon initial issuance of the limited liability company interests in the Company and, in the case of the Common Interest Holders, other payments as expressly provided in this Agreement. Beyond such amounts, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further Capital Contributions.

               (c) No Member shall have any obligation at any time to contribute any funds to replenish any negative balance in its Capital Account except, in the case of the Common Interest Holders, as provided in Section 9.5.

                                   ARTICLE IV

                                  DISTRIBUTIONS

               Section 4.1 PERIODIC DISTRIBUTIONS. (A) Holders of Preferred Securities shall receive periodic distributions, if any, in accordance with the Action or Actions establishing such series and the applicable provisions of
Section 3.4 and this Section 4.1.

               (b) If periodic distributions have not been paid in full on any series of Preferred Securities, the Company shall not:

               (i) pay, or declare and set aside for payment, any periodic distributions on any series of Preferred Securities ranking pari passu as to periodic distributions of the Company with such series of Preferred Securities (the "DISTRIBUTION PARITY SECURITIES"), unless the amount of any periodic distributions declared on any series of Distribution Parity Securities is paid or set aside for payment on such series of Distribution Parity Securities and such series of Preferred Securities on a pro rata basis on the date such periodic distributions are paid on such Distribution Parity Securities, so that

               (x) (A) the aggregate amount of periodic distributions paid on such series of Preferred Securities bears to (B) the aggregate amount of periodic distributions paid on such Distribution Parity Securities the same ratio as

               (y) (A) the aggregate of all accumulated and unpaid periodic distributions in respect of such series of Preferred Securities bears to (B) the aggregate of all accumulated and unpaid periodic distributions in respect of such
                         Distribution Parity Securities;

        (ii) pay, or declare and set aside for payment, any periodic distributions on any Common Interests or limited liability company interests in the Company ranking junior to such Preferred Securities as to periodic distributions ("DISTRIBUTION JUNIOR SECURITIES"); or


       (iii) redeem, purchase or otherwise acquire any of such Preferred Securities or any Distribution Parity Securities or Distribution Junior Securities;

until, in each case, such time as all accumulated and unpaid periodic distributions (whether or not declared) on such series of Preferred Securities shall have been paid in full for all periodic distribution periods terminating on or prior to, in the case of clauses (i) and (ii), such payment, and in the case of clause (iii), the date of such redemption, purchase or acquisition.

               (c) The Common Interest Holders shall, subject to the terms of any Action or Actions establishing a series of Preferred Securities, and subject to the applicable provisions of Section 3.4 and the Act, be entitled to receive periodic cash distributions out of payments on the Subordinated Debentures, but only after all amounts due Holders of Preferred Securities on that date have been paid in full, and from funds legally available therefor.

               Section 4.2 RESTRICTED DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its limited liability company interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

               Section 4.3 WITHHOLDING. If the Company or any agent of the Company is required by law to withhold any portion of any distribution or payment to or on behalf of any Member on account of taxes (or is otherwise required to make any payment of taxes in respect of any Member or a beneficial owner of any limited liability company interest in the Company), (a) the Company or such agent shall withhold such amount from such distribution or payment otherwise required to be made and make such payment to the appropriate taxing authority and (b) amounts otherwise payable to such Member shall be reduced by the amount of such withholding or payment of taxes.


                                    ARTICLE V

                                   ALLOCATIONS

               Section 5.1 ALLOCATION OF NET PROFITS AND NET LOSSES. (a) Net Profits for any Accounting Period shall be allocated on the last day of each Accounting Period to and among the Members as follows:

         (i) FIRST, to the Holders of any series of Preferred Securities Outstanding during such Accounting Period in an amount equal to the excess of (x) the amount of periodic distributions accumulated on such series of Preferred Securities from the date of their issuance through (and including) the last day of such Accounting Period (whether or not declared or paid) over (y) the amount of Net Profits previously allocated to such Holders pursuant to this clause (i), and among the Holders of each such series of Preferred Securities pro rata in proportion to their Percentage Interests; and

        (ii) THEREAFTER, to the Common Interest Holders and among the Common Interest Holders pro rata in proportion to their respective Percentage Interests.

               (b) Net Losses for any Accounting Period shall be allocated on the last day of each Accounting Period to and among the Members as follows:

         (i) FIRST, to the Common Interest Holders to the extent of the positive balances of their Capital Accounts;

        (ii)   SECOND, to the Holders of any Preferred Securities
     Outstanding during such Accounting Period to the extent of the positive balances of their Capital Accounts; and

       (iii) THEREAFTER, to the Common Interest Holders and among the Common Interest Holders in proportion to their respective Percentage Interests.

               Section 5.2 TAX ALLOCATIONS. Subject to the terms of any Action or Actions establishing a series of Preferred Securities, for Federal, state and local income tax purposes, all income, gain, loss and deduction (and items thereof) of the Company shall be allocated among the Members in a manner consistent with the allocation of Net Profits and Net Losses pursuant to Section
5.1 hereof. Notwithstanding the foregoing, the Class A Interest Holder shall have the power to make such allocations for Federal, state and local income tax purposes as may be necessary to maintain substantial economic effect or to insure that such allocations are in accordance with the interests of the Members in the Company, in each case within the meaning of the Code and any Treasury Regulations thereunder. All matters concerning allocations for Federal, state and local income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined by the Class A Interest Holder.


                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS

               Section 6.1 LIMITED LIABILITY OF PREFERRED SECURITIES HOLDERS. Except as to any obligation it may have to repay funds that may have been wrongfully distributed to it, no Preferred Securities Holder, solely by reason of being a Member, will be liable for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, which debts, obligations and liabilities shall be solely the debts, obligations and liabilities of the Company and, as provided in Section 6.2 hereof, the Common Interest Holders.

               Section 6.2 LIABILITY OF THE COMMON INTEREST HOLDERS. (a) Each of the Common Interest Holders, in their respective capacities as such, hereby jointly and severally assume and shall be liable for the debts, obligations and liabilities, whether arising in contract, tort or otherwise of the Company (other than obligations of the Company to make payments in respect of Preferred Securities), including without limitation:

         (i) all expenses of the Company, the Common Interest Holders or their Affiliates relating to the organization of the Company;

        (ii) all expenses related to the business of the Company and all administrative expenses of the Company, including the maintenance of books and records of the Company and the preparation and dispatch to the Members of distributions, financial reports, tax returns and notices required pursuant to this Agreement or in connection with the holding of any meetings of the Members;

       (iii) all expenses incurred in connection with any litigation or arbitration (including litigation brought by or on behalf of any Member) involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

        (iv) all expenses for indemnity or contribution payable by the Company to any Person;

         (v) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

        (vi) all expenses incurred in connection with the preparation of amendments to this Agreement;

       (vii) all taxes that may be imposed on the Company (other than withholding or other similar taxes imposed on the Company as payor or paying agent with respect to the Preferred Securities); and

       (viii) all expenses incurred in connection with the dissolution, liquidation and winding up of the Company.

It is intended that the foregoing, among other things, impose the same obligation on the Common Interest Holders as each would have as a general partner of a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

               (b) Any payment made by the Common Interest Holders pursuant to their obligations under this Section 6.2 shall be made pro rata in proportion to their respective Percentage Interests and shall be considered additional Capital Contributions by such Holders; PROVIDED that if any Common Interest Holder fails to contribute its proportionate share of the amounts for which the Common Interest Holders are liable under this Section 6.2, then such other Common Interest Holder shall pay or cause to be paid such unpaid amount which shall be treated (i) as a loan from such other Common Interest Holder to such Common Interest Holder and (ii) as an additional Capital Contribution by such Common Interest Holder. Any payment made by the Common Interest Holders pursuant to their obligations under this Section 6.2 shall be made prior to any scheduled date for any periodic distributions or redemption or Liquidation Distributions with respect to any series of Preferred Securities. The purpose of the foregoing is to ensure that any debts, obligations and liabilities of the Company for which the Common Interest Holders have agreed to be jointly and severally liable do not reduce funds that would otherwise have been available for distribution (whether as periodic distributions or distributions in redemption or liquidation) on or with respect to Preferred Securities.

               (c)  The obligations of the Common Interest Holders under this
Section 6.2 shall survive any dissolution, liquidation or winding up of the Company.

               Section 6.3  OTHER BUSINESS, ETC.  (a)  In accordance with
Section 18-107 of the Act, but subject to the provisions of Section 2.7 hereof, the Members (including the Common Interest Holders) may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member.

               (b) The Members and any of their respective Affiliates may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. No Member or any of its Affiliates shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character that, if presented to the Company, could be taken by the Company and any Member and any of its Affiliates shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity.

               Section 6.4 EXCULPATION AND INDEMNIFICATION. (a) EXCULPATION. Neither any Indemnified Person nor, except as provided in Section 6.2(a), the Class A Interest Holder shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person or the Class A Interest Holder in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person or the Class A Interest Holder by this Agreement, except that an Indemnified Person and the Class A Interest Holder shall be liable for any such loss, damage or claim incurred by reason of such Person's gross negligence or willful misconduct.

               (b) RELIANCE ON REPORTS AND INFORMATION. An Indemnified Person and, subject to Section 6.2(a), the Class A Interest Holder shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person or the Class A Interest Holder, as the case may be, reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

               (c) INDEMNIFICATION. To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that, except as provided in Section 6.2(a), any indemnity under this Section 6.4(c) shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

               (d) EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 6.4(c) hereof.

               (e) DUTIES. To the extent that, at law or in equity, an Indemnified Person or the Class A Interest Holder has duties (including fiduciary duties) and liabilities to the Company or any other Covered Person, no such Indemnified Person or, except as provided in Section 6.2(a), the Class A Interest Holder, as the case may be, shall be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of any Indemnified Person or the Class A Interest Holder otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Person.

               (f) DISCRETION. To the extent permitted by applicable law, whenever in this Agreement any Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or (ii) in its "good faith" or under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

               Section 6.5 MANAGEMENT AND CONTROL. In accordance with Section 18-402 of the Act, management and control of the Company shall be vested in the Class A Interest Holder in its capacity as a Member and all decisions with respect to the management and control of the Company shall be made by the Class A Interest Holder. There shall not be a "manager" (within the meaning of the Act) of the Company. The Class A Interest Holder shall conduct the affairs of the Company in accordance with this Agreement. In such capacity, the Class A Interest Holder is an agent of the Company's business, and the actions of the Class A Interest Holder taken in accordance with this Agreement shall bind the Company. Except as expressly provided herein or in the Action or Actions establishing any series of Preferred Securities, Members other than the Class A Interest Holder will have no right to participate in the management and control of the Company or have the right or power to vote on any question or matter or in any proceeding or to be represented at, or receive notice of, any meeting of Members. The Class B Interest Holder and the Preferred Securities Holders shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

               Section 6.6 MEETINGS OF MEMBERS. (a) Meetings of the Members of any class (or series thereof) or of all classes (or series thereof) of the Company's Members may be called at any time by the Class A Interest Holder or as provided in any Action or Actions establishing a series of Preferred Securities. Except to the extent otherwise provided in any such Action, the provisions of this Section 6.6 shall apply to meetings of Members.

               (b) The Class A Interest Holder may fix a date not more than 60 nor less than 10 days preceding the date of any meeting of Members, or preceding the last day on which the consent of Members may be effectively expressed for any purpose without a meeting, as a record date for the determination of the Members entitled (i) to notice of, and to vote at, such meeting and any adjournment thereof or (ii) to express such consent, and, in either such case, such Members, and only such Members as shall be Members of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any limited liability company interest in the Company on the Register after any such record date fixed as aforesaid.

               (c) Except as otherwise provided by law, the Holders of a majority in stated liquidation preference (plus accumulated and unpaid periodic distributions) of the limited liability company interests in the Company entitled to vote at the meeting shall constitute a quorum at all meetings of the Members. If a class or series of a class of limited liability interests in the Company is entitled to vote as such a class or series at a meeting of Members, Holders of a majority in stated liquidation preference (plus accumulated and unpaid periodic distributions) of the limited liability company interests of such class or series entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the Holders of a majority in stated liquidation preference (plus accumulated and unpaid periodic distributions) of all such limited liability company interests present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

               (d) Except as otherwise provided by law, no vote on any question upon which a vote of the Members may be taken need be by ballot unless the Class A Interest Holder shall determine that it shall be by ballot or the Holders of a majority of the limited liability company interests present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the amount in stated liquidation preference (plus accumulated and unpaid periodic distributions) of limited liability company interests voted and the name of the Member or proxy voting. Unless otherwise provided by law or by this Agreement, all questions shall be decided by the vote of the Holders of a majority in stated liquidation preference (plus accumulated and unpaid periodic distributions) of the limited liability company interests present in person or by proxy at the meeting and entitled to vote on the question.

               (e) Solely for purposes of this Section 6.6, in determining the "stated liquidation preference" of the Common Interests, each of the Common Interests shall be treated as having a "stated liquidation preference" equal to the amount that the Holder of such Common Interest would be entitled to receive with respect to its Common Interest if the Company were liquidated on the date of such vote (with its assets being deemed to have been sold for cash in an amount equal to the book value thereof) and the proceeds of such liquidation distributed in accordance with the provisions of Article IX hereof.

               (f) Each Member entitled to vote at a meeting of Members or to express consent to Company action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any Member shall be duly appointed by an instrument in writing subscribed by such Member.

               (g) Any action required to or which may be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holders of outstanding limited liability company interests in the Company having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all limited liability company interests in the Company entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to the Class A Interest Holder (who shall have custody of the books in which proceedings of meetings of Members are recorded).

               (h) The Class A Interest Holder, in its sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote, in each case consistent with the terms hereof and any relevant Action and in accordance with Section 18-302(c) of the Act.


                                   ARTICLE VII

                          TRANSFERS OF INTERESTS, ETC.

               Section 7.1 TRANSFERS OF INTERESTS. (a) Neither the Class A Interest Holder nor the Class B Interest Holder may Transfer any of its Class A Interest or Class B Interest, as the case may be.

               (b) Subject to Section 7.4 and the terms of any Action or Actions establishing a series of Preferred Securities, Preferred Securities shall be freely transferable by a Holder of Preferred Securities.

               (c) Notwithstanding any other provision of this Agreement, any Transfer of any limited liability company interest in the Company in contravention of any of the provisions of this Article shall be void and ineffective, and shall not bind, or be recognized by, the Company.

               Section 7.2 REGISTRATION AND REGISTRATION OF TRANSFER OF PREFERRED SECURITIES. The Registrar shall provide for the registration of Preferred Securities and of transfers of Preferred Securities. Upon surrender for registration of transfer of any Preferred Securities of any series, the Registrar shall cause one or more new Preferred Securities of the same series in the same aggregate stated liquidation preference to be issued in the name of the designated transferee or transferees. Every Preferred Security surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer and request that the Register be amended to reflect such transfer in form satisfactory to the Registrar duly executed by the Holder thereof and the transferee, or, in either case, his or her attorney duly authorized in writing. Each Preferred
Security surrendered for registration of transfer shall be cancelled by the Registrar. No service charge shall be made for any registration of transfer of Preferred Securities under this Section 7.2; the Registrar may require the payment (with the giving of such indemnity as the Registrar may require) of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. A transferee of a Preferred Security transferred in accordance with this Section shall be admitted to the Company as a Member in accordance with Section 3.1(c) and shall be entitled to the rights and subject to the obligations of a Holder of Preferred Securities hereunder.

               Section 7.3 PERSONS DEEMED HOLDERS OF PREFERRED SECURITIES. Prior to due presentment of any Preferred Security for registration of transfer, the Company, the Registrar and the Paying Agent may treat the Person in whose name such Preferred Security shall be registered in the Register of the Company as the sole Holder of such Preferred Security for purposes of receiving periodic distributions and for all other purposes whatsoever and neither the Company, the Registrar nor the Paying Agent shall be affected by notice to the contrary.

               Section 7.4 GLOBAL PREFERRED SECURITIES. The Preferred Securities of any series, on original issuance, will be issued in the form of one or more Global Preferred Securities to be delivered to the Depositary designated for such Global Security in the Action or Actions establishing such series or a nominee thereof or a custodian therefor and shall initially be registered in the Register of the Company in the name of such Depositary or a nominee thereof, and each such Global Preferred Security shall constitute a single Preferred Security for all purposes hereunder. Unless and until fully registered Certificated Preferred Securities have been issued pursuant to
Section 7.5:

         (i) the Company and the Registrar shall be entitled, in accordance with Section 7.3, to deal with the Depositary or its nominee for all purposes of this Agreement (including the payment of periodic distributions on the Preferred Securities and receiving approvals, votes or consents hereunder) as the sole Holder of the Preferred Securities and shall have no obligation to the beneficial owners of any interests in such Preferred Securities;

        (ii) notwithstanding any other provisions hereof, no Global Preferred Security may be exchanged in whole or in part for Preferred Securities registered, and no transfer of a

     Global Preferred Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Preferred Security or a nominee thereof; and

       (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

               Section 7.5 CERTIFICATED PREFERRED SECURITIES. If the Depositary (i) elects to discontinue its services as securities depository as to any series of Preferred Securities and gives reasonable notice thereof to the Company, or (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in the case of either (i) or (ii) above, no successor Depositary is named by the Company within 90 days after the Company receives such notice or becomes aware of such change in status, then Certificated Preferred Securities shall be prepared by the Company. Upon surrender of the Global Preferred Security by the Depositary, accompanied by registration instructions (which shall constitute a written request that the Register be amended to reflect such transfer), the Registrar shall cause Certificated Preferred Securities issued in exchange for such Global Preferred Security or any portion thereof to be registered in such names as the Depositary shall direct. Any Person receiving a Certificated Preferred Security in accordance with this Section 7.5 shall be admitted to the Company as a Member in accordance with Section 3.1(c) and shall be entitled to the rights and subject to the obligations of a Holder of Preferred Securities. The Certificated Preferred Securities shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Registrar, as evidenced by its execution thereof.

               Section 7.6. REPLACEMENT PREFERRED SECURITIES. If a mutilated Preferred Security is surrendered to the Registrar, the Registrar shall execute and deliver in exchange therefor a replacement Preferred Security, of the same series, containing identical terms and provisions and bearing a number not contemporaneously outstanding. If there shall be delivered to the Registrar (i) evidence to its satisfaction of the destruction, loss or theft of any Preferred Security and (ii) such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Registrar that such Preferred Security has been acquired by a bona fide purchaser, the Registrar shall execute and deliver, in lieu of any such destroyed, lost or stolen Preferred Security, a replacement Preferred Security, of the same series, containing identical terms and provisions and bearing a number not contemporaneously outstanding. Upon the issuance of any new Preferred Security under this Section, the Registrar may require the payment (with the giving of such indemnity as the Registrar may require) of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Preferred Securities.


                                  ARTICLE VIII

                    BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS

               Section 8.1 BOOKS AND RECORDS. The Class A Interest Holder shall keep, or cause to be kept, complete and accurate books and records of account of the Company. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on the accrual basis of accounting, and otherwise in accordance with generally accepted accounting principles consistently applied, and shall at all times be maintained or made available at the principal office of the Company. A current list of the full name and last known business, residence or mailing address of each Member, set forth in alphabetical order (the "REGISTER"), a copy of the Delaware Certificate, including all certificates of amendment and/or restatement thereof or thereto and executed copies of all powers of attorney pursuant to which this Agreement, the Delaware Certificate or any certificate of amendment and/or restatement has been executed, promptly after becoming available, copies of the Company's Federal, state and local income tax returns and reports, if any, for each year and the three most recent years, copies of this Agreement (including any Action or other amendment thereof) and of any financial statements of the Company for the three most recent years, other information regarding the status of the business and financial condition of the Company, information regarding the amount, a description and a statement of the agreed value of the contributions (in cash or kind) contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member and all other records and information that Members have a right to obtain or are required to be maintained pursuant to the Act, shall be maintained at the principal office of the Company. Such books and records of account of the Company shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. Notwithstanding any other provision of this Agreement, the Class A Interest Holder may, to the maximum extent permitted by applicable law, keep confidential from the Members information which the Class A Interest Holder reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Class A Interest Holder reasonably believes is not in the best interests of the Company or could damage the Company or its business or which the Company or the Class A Interest Holder is required by law or by an agreement with any other Person to keep confidential.

               Section 8.2 FILINGS OF RETURNS AND OTHER WRITINGS; TAX MATTERS PARTNER; TAX ELECTIONS. (a) The Class A Interest Holder shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing.

               (b) After the end of each Fiscal Year, the Class A Interest Holder shall cause to be prepared and transmitted, as promptly as possible, and in any event within 90 days of the close of the Fiscal Year, a Federal income tax form K-1 (and any successor form thereto) and such other tax information as may be required by law.

               (c) Unless and until the Members shall otherwise agree, the Class A Interest Holder shall serve as the "tax matters partner" (as such term is defined in Section 6231(a)(7) of the Code, the "Tax Matters Partner") for purposes of Section 6231 of the Code.

               (d) Subject to Section 6.2(a), promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner (who shall, together with the other Common Interest Holder, then indemnify the Company pursuant to Section 6.2 hereof) for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.

               (e) The provisions of this Section 8.2 shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the Federal income taxation of the Company or the Members.

               (f) The Class A Interest Holder may, in its discretion, make the election provided for in Section 754 of the Code.


                                   ARTICLE IX

                                   TERMINATION

               Section 9.1  EVENTS OF DISSOLUTION.  (a)  In accordance with
Section 18-801 of the Act, the Company shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

         (i) a unanimous written decision of the Members to dissolve the Company;

        (ii) the death, retirement, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Common Interest Holder or the occurrence of any other event which terminates the continued membership of a Common Interest Holder in the Company, unless, if there is more than one Member remaining, the business of the Company is continued by the consent of all the remaining Members within ninety days following the occurrence of any such event;

       (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act;

        (iv) a merger or consolidation of the Company other than as expressly permitted by Section 2.9;

         (v)   in any event, at 12:00 midnight on December 31, 2094.

For purposes of the clause (ii) above, a merger or consolidation of any Common Interest Holder into or with any other entity shall not cause the Company to dissolve and the surviving entity will continue to hold the Common Interests formerly held by such Holder.

               (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Delaware Certificate has been filed with the Secretary of State of the State of Delaware.

               (c) The Company shall not be dissolved by the admission of Members in accordance with the terms of this Agreement. Except as provided in
Section 9.1(a)(ii), the death, retirement, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member or the occurrence of any event that terminates the continued membership of a Member in the Company, shall not cause the Company to be dissolved and its affairs wound up so long as the Company at all times has at least two Members. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution.

               (d) The Class A Interest Holder agrees, to the extent permitted by law, that, for so long as any Preferred Securities remain Outstanding, it will not voluntarily dissolve, liquidate or wind up the Company.

               (e) Upon the dissolution of the Company, the Class A Interest Holder shall promptly notify the Members of such dissolution.

               Section 9.2 PROCEEDS OF LIQUIDATION. (a) Upon dissolution of the Company, the Class A Interest Holder, as liquidating trustee, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. Upon the liquidation of the Company, all proceeds resulting therefrom (or from any other source during the period of winding up of the Company) shall be applied (i) first, to creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) second, subject to the terms of any Action or Actions establishing a series of Preferred Securities, to the Holders of any Series of Preferred Securities Outstanding to the extent of their Liquidation Distributions (as defined below) and (iii) to the Common Interest Holders in proportion to the positive balances of the Capital Accounts of such Common Interest Holders (after reflecting in such Capital Accounts all adjustments thereto necessitated by (x) all other Company transactions for the Fiscal Year of the Company in which such liquidation occurs prior to or simultaneously with such liquidation and (y) such liquidation).

               (b) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Holders of each series of Preferred Securities then Outstanding ranking pari passu as to distributions upon dissolution, liquidation or winding up of the Company (the "LIQUIDATION PARITY SECURITIES") or, if there is only one series of Preferred Securities Outstanding, the Holders of such series of Preferred Securities will be entitled to receive out of the assets of the Company available for distribution to Members, before any distribution of assets is made to the Holders of the Common Interests or any other class of limited liability company interests of the Company ranking junior to the Preferred Securities of such series as to distributions upon dissolution, liquidation or winding up of the Company, an amount equal to the aggregate of the stated liquidation preference of such series and all accumulated and unpaid periodic distributions (whether or not declared) to the date of payment (such amount for each such series, the "LIQUIDATION DISTRIBUTION") payable in cash. If, upon any such dissolution, liquidation or winding up the Liquidation Distribution can be paid only in part because the Company has insufficient assets available to pay in full the aggregate maximum Liquidation Distributions for all series of Liquidation Parity Securities, then the amounts payable directly by the Company on any one series of Liquidation Parity Securities and on all other Liquidation Parity Securities shall be paid on a pro rata basis, so that

               (i) (x) the aggregate amount paid as the Liquidation Distribution for any one series bears to (y) the aggregate amount paid as liquidation distributions on all other Liquidation Parity Securities the same ratio as

               (ii) (x) the aggregate Liquidation Distribution for such series bears to (y) the aggregate maximum liquidation distributions on all other Liquidation Parity Securities.

               Section 9.3 APPLICATION OF ASSETS. Subject to the terms of any Action or Actions establishing a series of Preferred Securities, and subject to the applicable provisions of Section 3.4, in the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 9.2.

               Section 9.4 GAINS OR LOSSES IN PROCESS OF LIQUIDATION. Subject to the terms of any Action or Actions establishing a series of Preferred Securities, and subject to the applicable provisions of Section 3.4, any gain or loss on disposition of Company property in the process of liquidation shall be credited or charged to the Capital Accounts of each Member in accordance with the provisions of Article V. Any property distributed in kind in the liquidation shall be valued and treated as though the property were sold at its fair market value and the cash proceeds were distributed. The difference between the fair market value of property distributed in kind and its book value shall be treated as a gain or loss on the sale of such property and shall be credited or charged to the Capital Account of each Member in accordance with
Article V; PROVIDED, HOWEVER, that no Member shall have the right to request or require the distribution of the assets of the Company in kind.

               Section 9.5 COMMON INTEREST HOLDER RESTORATION OF NEGATIVE CAPITAL ACCOUNT. If on dissolution of the Company and after giving effect to the distributions of all assets of the Company in accordance with Section 9.2, the Capital Account of any Common Interest Holder is less than zero, then such Common Interest Holder shall return to the Company an amount equal to the amount by which the Capital Account of such Person is less than zero.


                                    ARTICLE X

                                  MISCELLANEOUS

               Section 10.1 AMENDMENT TO THE AGREEMENT. Except as otherwise provided in this Agreement or by any applicable terms of any Action or Actions establishing a series of Preferred Securities, this Agreement may be amended by, and only by, a written instrument executed by the Class A Interest Holder; PROVIDED, HOWEVER, that no amendment shall be made, and any such purported amendment shall be void and ineffective, unless the Company shall have received an opinion of independent counsel that, after giving effect to the amendment, the Company will be treated as a partnership for United States Federal income tax purposes.

               Section 10.2 NOTICES. (a) Any and all notices, consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either in hand or by mail, telecopy or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

               (b) All notices, demands, and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

               (c) All such notices, demands and requests shall be addressed as follows: (i) if to Protective, at P.O. Box 2606, Birmingham, Alabama, 35202,
Attention: Deborah J. Long, Esq., Senior

Vice President and General Counsel, Facsimile: (205) 868-3597, Telephone: (205) 879-9230, (ii) if to Protective Holding Inc., at P.O. Box 2606, Birmingham, Alabama, 35202, Attention: Deborah J. Long, Esq., Facsimile: (205) 868-3597,
Telephone: (205) 879-9230 and (iii) if to the Company, at P.O. Box 2606, Birmingham, Alabama, 35202, Deborah J. Long, Esq., Facsimile: (205) 868-3597,
Telephone: (205) 879-9230.

               (d) By giving to the other parties written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

               Section 10.3 WORD MEANINGS. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

               Section 10.4 BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.

               Section 10.5 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. IN THE EVENT OF A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY NONMANDATORY PROVISION OF THE ACT, THE PROVISION OF THIS AGREEMENT SHALL CONTROL AND TAKE PRECEDENCE.


               Section 10.6 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

               Section 10.7 TITLES. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

               Section 10.8 FURTHER ASSURANCES. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

               Section 10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

               Section 10.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements between the parties.

                                                                  Exhibit 4(d)



               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first-above written.



                         PROTECTIVE LIFE CORPORATION

                         /s/   Jim E. Massengale
                             ------------------------
                         Jim E. Massengale
                           Senior Vice President



                         PROTECTIVE LLC HOLDING, INC.

                         /s/   R. Stephen Briggs
                             -------------------------

                         R. Stephen Briggs
                           Executive Vice President

                                                                         ANNEX A

                                 FORM OF ACTION

                          TERMS OF THE [  ]% CUMULATIVE
                 MONTHLY INCOME PREFERRED SECURITIES, SERIES [ ]


               Protective Life Corporation, a Delaware corporation ("Protective" or the "Class A Interest Holder") and the Class A Interest Holder of PLC Capital L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Company"), HEREBY CERTIFIES:

               I. That pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 20, 1994, among Protective, Protective LLC Holding, Inc., a Delaware corporation, and the other Persons who become Members of the Company from time to time as therein provided (the "Agreement"), the Company authorized the creation of one or more series of preferred limited liability interests in the Company (the "Preferred Securities"); and

               II. That by this duly adopted Action, the Class A Interest Holder, on behalf of the Company, pursuant to authority granted to it in the Agreement, hereby creates a new series of Preferred Securities and hereby fixes the rights, powers and duties of, and other matters relating to, said series as follows (capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement):

               1. NUMBER AND DESIGNATION. _________ Preferred Securities of the Company, liquidation preference [$ ] per Preferred Security, are hereby constituted as a series of preferred limited liability company interests, designated as "[ ]% Cumulative Monthly Income Preferred Securities, Series [ ]" (hereinafter called the "Series [ ] Preferred Securities").

               2. RANKING. The Series [ ] Preferred Securities shall, with respect to periodic distribution rights and rights on dissolution, liquidation or winding up, rank (i) pari passu with any other series of Preferred Securities issued by the Company and (ii) prior to any other limited liability company interests of the Company, including the Common Interests. So long as any Series
[ ] Preferred Securities are outstanding, the Company will not issue any limited liability company interests ranking, as to periodic distribution rights or rights upon dissolution, liquidation or winding up, senior to the Series [ ] Preferred Securities.

               3. PERIODIC DISTRIBUTIONS (DIVIDENDS). (a) The Holders of the Series [ ] Preferred Securities shall be entitled to receive per annum, when, as and if declared by the Company out of funds held by the Company and legally available therefor, cumulative cash periodic distributions ("dividends") at the annual rate of [ ]% of the sum of (i) the stated liquidation preference of [$
] per Series [ ] Preferred Security and (ii) if and for so long as any dividend on the Series [] Preferred Securities is not paid in full for any monthly dividend period on the payment date specified in this paragraph, the aggregate accumulated and unpaid dividends per Series [] Preferred Security, and no more, calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, calculated on the basis of the actual number of days elapsed in such period, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing ________. Such dividends will accumulate and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Dividends on the Series [ ] Preferred Securities shall be cumulative from the date of original issue. In the event that any date on which dividends are payable on the Series [ ] Preferred Securities is not a day on which banks in The City of New York are open for business (a "Business Day"), then payment of the dividend payable on such date may be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               (b) Dividends on the Series [ ] Preferred Securities must be declared by the Class A Interest Holder of the Company in any calendar year or portion thereof to the extent that the Class A Interest Holder reasonably anticipates that at the time of payment the Company will have, and shall be paid by the Company to the extent that at the time of proposed payment it has, (x) funds legally available for the payment of such dividends and (y) cash on hand sufficient to permit such payment. Dividends declared on the Series [ ] Preferred Securities will be payable to the Holders thereof as they appear on the Register on the relevant record dates, which will be one Business Day prior to the relevant payment dates. If dividends can be paid only in part on the Series [ ] Preferred Securities in any calendar year or portion thereof as a result of the lack of sufficient funds legally available for the payment of dividends, then such partial dividends shall be paid on the respective dividend payment dates on a pro rata basis to Holders of such Series [ ] Preferred Securities. If at any time dividends on Series [ ] Preferred Securities are in arrears for any monthly dividend period, any dividend payments in respect thereof must be applied in respect of all dividend periods in arrears, pro rata in accordance with the respective amounts in arrears for each such period in equal amounts for each such period. If any dividends are not paid in full on the payment dates specified, additional dividends will accumulate as specified in (a) above.

               4. REDEMPTION. (a) MANDATORY REDEMPTION. Upon any repayment or permitted prepayment of principal on the Subordinated Debentures issued in connection with the issuance of the Series [] Preferred Securities as contemplated by Section 3.4 of the Agreement (the "Series [ ] Subordinated Debentures"), the proceeds from such repayment of principal on the Series [ ] Subordinated Debentures and related interest shall be applied to redeem the Series [ ] Preferred Securities for cash at [$ ] per Series [ ] Preferred Security, plus accumulated and unpaid dividends (whether or not declared) to the redemption date (the "REDEMPTION PRICE"); PROVIDED that all or a portion of the principal amount of Series [ ] Subordinated Debentures repaid at maturity may be reloaned to Protective, and not used for redemption, if such new loan is evidenced by a series of Subordinated Debentures (the "NEW SUBORDINATED DEBENTURES") and at the time of the issuance of the New Subordinated Debentures, and as determined in the judgment of Protective, as Class A Interest Holder, and the Company's financial advisor (selected by the Class A Interest Holder, and who shall be unaffiliated with Protective and shall be among the 30 largest investment banking firms, measured by total capital, in the United States at the time of the proposed new loan), (i) Protective is not the subject of a pending case under the United States Bankruptcy Code, (ii) Protective is not in default on any Subordinated Debentures, (iii) Protective has made all required monthly payments of interest on all Subordinated Debentures for the immediately preceding 18 months, (iv) the Company is not in arrears on payments of dividends on any Preferred Securities, (v) Protective is expected to be able to make timely payment of principal and interest on such new loan, (vi) such new loan is being made on terms, and under circumstances, that are no less favorable than those that a lender would require for a similar loan to an unrelated party,
(vii) such new loan is being made at a rate of interest at least equal to or greater than the interest rate on the Series [ ] Subordinated Debentures, (viii) such loan is being made for a fixed term that is consistent with market circumstances and Protective's financial condition, (ix) the senior unsecured long-term debt of Protective is rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Services, Inc. (or if either of such rating organizations is not then rating Protective's senior unsecured long-term debt, the equivalent of such rating by any other "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act) and any subordinated long-term debt of Protective or, if there is no such debt then outstanding, the Series [ ] Preferred Securities, are rated not less than BBB- (or the equivalent) by Standard & Poor's Corporation or Baa3 (or the equivalent) by Moody's Investors Services, Inc. or the equivalent of either such rating by any other "nationally recognized statistical rating organization", (x) such New Subordinated Debentures will not be convertible or exchangeable into any equity interest of or in Protective or any of its Affiliates, (xi) such New Subordinated Debentures shall not pay any contingent or other interest determined by reference to, or otherwise participate in, the earnings or profits of Protective or any of its Affiliates; (xii) the interest payable on such new loan will not exceed [175%] of the dividend rate on the Series [ ] Preferred Securities and (xiii) the final maturity of such new loan is prior to the [50th] anniversary of the issuance of the Series [ ] Preferred Securities. If, at the maturity of the Series [ ] Subordinated Debentures, an amount less than the entire principal amount of the Series [ ] Subordinated Debentures is to be reloaned to Protective, the amount of such principal not reloaned shall be used to effect a partial redemption of the Series [ ] Preferred Securities; PROVIDED that, if such a partial redemption would result in a delisting of the Series [ ] Preferred Securities, no amount of the principal may be so reloaned and the Series [ ] Preferred Securities shall be redeemed in whole. In the event that fewer than all of the outstanding Series [ ] Preferred Securities are to be redeemed, the Series [ ] Preferred Securities to be redeemed shall be selected in accordance with paragraph 5 hereof.

          (b) OPTIONAL REDEMPTION. (i) The Series [ ] Preferred Securities are redeemable for cash, at the option of the Company and subject to the prior consent of Protective, in whole or in part from time to time, on or after _________, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If a partial redemption would result in a delisting of the Series [ ] Preferred Securities from the New York Stock Exchange, the Company may only redeem the Series [ ] Preferred Securities in whole.

          (ii) Notwithstanding subparagraph (i) above, on or after the date of issuance of the Series [ ] Preferred Securities, the Company may, at its option, subject to the prior written consent of Protective, redeem the Series [ ] Preferred Securities in whole (but not in part), upon not less than 30 nor more than 60 days' notice given within 180 days after the applicable change in U.S. law or regulation or written change in interpretation of U.S. law or regulation referred to below, for cash at the Redemption Price or in exchange for Subordinated Debentures having, at the time of exchange, (A) an aggregate principal amount equal to the aggregate stated liquidation preference of the Series [ ] Preferred Securities so exchanged and (B) accrued and unpaid interest equal to any accumulated and unpaid dividends (whether or not declared) at the date fixed for exchange on the Series [ ] Preferred Securities so exchanged if the Company or Protective shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of a change in U.S. law or regulation on or after ____________, or a written change in interpretation or application of U.S. law or regulation, by any legislative body, court or governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) on or after such date, the Company may be considered an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"); PROVIDED that PLC Capital may not exchange the Series [ ] Preferred Securities for
     Series [ ] Subordinated Debentures pursuant to the foregoing unless it shall have obtained an opinion of independent nationally recognized tax counsel experienced in such matters to the effect that holders of the Series A Preferred Securities will not recognize gain or loss for federal income tax purposes as a result of such exchange.

          (iii) Notwithstanding subparagraph (i) above, at any time after the issuance of the Series [ ] Preferred Securities, upon not less than 30 nor more than 60 days' notice given within 180 days after the applicable change in U.S. law or regulation or written change in interpretation of U.S. law or regulation referred to below, the Company may redeem the Series [ ] Preferred Securities in whole (but not in part) in exchange for Series [ ] Subordinated Debentures having, at the time of the exchange, (A) an aggregate principal amount equal to the aggregate stated liquidation preference of the Series [ ] Preferred Securities so exchanged and (B) accrued and unpaid interest equal to any accumulated and unpaid dividends (whether or not declared) at the date fixed for exchange on the Series [ ] Preferred Securities so exchanged if Protective or the Company shall have received an opinion of independent nationally recognized tax counsel experienced in such matters to the effect that, as a result of a change in U.S. law or regulation on or after ____________, or a written change in interpretation or application of U.S. law or regulation, by any legislative body, court or governmental agency or regulatory authority (including enactment of any legislation and the publication of any judicial decision or regulatory determination) on or after such date, there is more than an insubstantial increase in the risk that (X) Protective will be precluded from deducting the interest on the Series [ ] Subordinated Debentures for Federal income tax purposes, (Y) the Company is subject to Federal income tax with respect to the interest received on the Series [ ] Subordinated Debentures or (Z) the Company is subject to more than a de minimis amount of any other taxes, duties or other governmental charges; PROVIDED, HOWEVER, that solely in the case of the event described in clause (Z) above, the Company may not exchange the Series [ ] Preferred Securities for Series [ ] Subordinated Debentures unless it shall have obtained an opinion of independent nationally recognized tax counsel experienced in such matters to the effect that Holders of the Series [ ] Preferred Securities will not recognize gain or loss for Federal income tax purposes as a result of such exchange. Furthermore, the Company shall have the right, upon not less than 30 nor more than 60 days' notice given within 180 days after the applicable change in U.S. law or regulation or written change in interpretation of U.S. law or regulation referred to above to redeem the Series [ ] Preferred Securities in whole (but not in part) for cash at the Redemption Price if Protective shall have received an opinion of independent nationally recognized tax counsel experienced in such matters to the effect that, as a result of a change in law described above, there exists more than an insubstantial increase in the risk that Protective will be precluded from deducting the interest on the Series [ ] Subordinated Debentures for Federal income tax purposes even if the Series [ ] Preferred Securities were exchanged for the Series [ ] Subordinated Debentures as described above.

             (c) The Company may not redeem fewer than all the outstanding Series [ ] Preferred Securities unless all accumulated and unpaid dividends have been paid on all Series [ ] Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

               5. REDEMPTION PROCEDURE. (a) NOTICE OF REDEMPTION. Notice of any redemption (a "Notice of Redemption") of the Series [ ] Preferred Securities will be given by the Company by mail to each Holder of Series [ ] Preferred Securities to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph 5(a), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first class mail, postage prepaid, to Holders of the Series [ ] Preferred Securities. Each Notice of Redemption shall be addressed to the Holder at the address of the Holder appearing in the Register. Each Notice of Redemption shall state: (i) the redemption date; (ii) the Redemption Price; (iii) if the Series [ ] Preferred Securities are represented by

Certificated Preferred Securities and less than all such Outstanding Series [ ] Preferred Securities are to be redeemed, the identification of the particular Series [ ] Preferred Securities to be redeemed and, if the Series [ ] Preferred Securities are represented by a Global Preferred Security, the portion of the Global Preferred Security to be redeemed; (iv) that on the redemption date the Redemption Price will become payable with respect to each Series [ ] Preferred Security to be redeemed and that dividends thereon will cease to accumulate on and after said date; and (v) the identity of the Paying Agent, if any, and the place or places where each Series [ ] Preferred Security is to be surrendered for payment of the Redemption Price. No defect in the Notice of Redemption or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

             (b) REDEMPTION OF LESS THAN ALL SERIES [ ] PREFERRED SECURITIES. In the event that the Series [ ] Preferred Securities are represented by Certificated Preferred Securities and fewer than all the Outstanding Series [ ] Preferred Securities are to be redeemed, the particular Series [ ] Preferred Securities to be redeemed will be selected by the Class A Interest Holder from the Outstanding Series [ ] Preferred Securities not previously called for redemption, by such method as the Class A Interest Holder shall deem fair and appropriate. If all Outstanding Series [ ] Preferred Securities are represented by a Global Preferred Security, the Class A Interest Holder may provide for the selection for redemption of a portion of such Global Preferred Security. Any Series [ ] Preferred Security which is to be redeemed only in part shall be surrendered with due endorsement by or a written instrument of transfer fully executed by the Holder thereof (or his attorney duly authorized in writing) and the Company shall prepare and deliver to such Holder, without service charge, a new Series [ ] Preferred Security or Securities in aggregate stated liquidation preference equal to, and in exchange for the unredeemed portion of, the Series [ ] Preferred Security so surrendered.

             (c) REDEMPTION FOR CASH. If the Company gives a Notice of Redemption for cash at the Redemption Price in respect of Series [ ] Preferred Securities, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been either (i) set aside by the Company, separate and apart from its other funds or (ii) deposited by the Company with the Paying Agent (which shall initially be AmSouth Bank, N.A.), in each case in trust for the pro rata benefit of the Holders of the Series [ ] Preferred Securities called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for Series [ ] Preferred Securities so called for redemption shall not have been surrendered for cancellation, all rights of Holders of such Series [ ] Preferred Securities so called for redemption will cease, except the right of the Holders of such Series [ ] Preferred Securities to receive the Redemption Price, but without interest, and such Series [ ] Preferred Securities will cease to be Outstanding. By 12:00 noon, New York time, on such redemption date, the Company will either (x) irrevocably deposit with the Paying Agent, if any, funds sufficient to pay the Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Series [ ] Preferred Securities to be redeemed or (y) pay the Redemption Price to such Holders. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the Series [ ] Preferred Securities so called for redemption shall look only to the Company for payment thereof. In the event that any date fixed for redemption of Series [ ] Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series [ ] Preferred Securities is improperly withheld or refused and not paid either by the Company or by Protective pursuant to the Guarantee Agreement, dated ________, between Protective and the Company

(the "Guarantee Agreement"), dividends on such Series [ ] Preferred Securities will continue to accumulate at the then applicable rate, from the original redemption date to the date of payment in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

             (d) REDEMPTION IN EXCHANGE FOR SERIES [ ] SUBORDINATED DEBENTURES. In the event of an exchange pursuant to paragraph 4(b), after the date fixed for any such exchange, (i) the Series [ ] Preferred Securities will no longer be deemed to be outstanding, (ii) if the Series [ ] Preferred Securities are represented by a Global Preferred Security, the Depositary or its nominee, as the record Holder of the Series [ ] Preferred Securities, will exchange the global certificate or certificates representing the Series [ ] Preferred Securities for a registered global certificate or certificates representing the Series [ ] Subordinated Debentures to be delivered upon such exchange, (iii) if the Series [ ] Preferred Securities are represented by Certificated Preferred Securities, any certificates representing Series [ ] Preferred Securities not held by the Depositary or its nominee will be deemed to represent Series [ ] Subordinated Debentures having a principal amount equal to the aggregate stated liquidation preference of such Series [ ] Preferred Securities until such certificates are presented to the Company or its agent for exchange and (iv) all rights of the Holders of the Series [ ] Preferred Securities so exchanged will cease, except for the right of such Holders to receive Series [ ] Subordinated Debentures. If the Series [ ] Preferred Securities are exchanged for Series [ ] Subordinated Debentures, Protective agrees to use its best efforts to have the Series [ ] Subordinated Debentures listed on the same exchange, if any, on which the Series [ ] Preferred Securities were, prior to the exchange, listed.

               6. VOTING RIGHTS. (a) The Series [ ] Preferred Securities shall not have general voting rights but shall have the rights set forth in this paragraph 6. If (i) the Company shall have failed to pay dividends in full on the Series [ ] Preferred Securities for 18 monthly dividend periods (whether or not there are legally available funds); (ii) Protective breaches any of its obligations under the Series [ ] Subordinated Debentures or the Subordinated Indenture relating thereto (or an Event of Default (as defined in the Series [ ] Subordinated Debentures) under the Series [ ] Subordinated Debentures has occurred and is continuing); or (iii) Protective breaches any of its payment or other obligations under the Guarantee Agreement, then the Holders of the outstanding Series [ ] Preferred Securities, together with the Holders of any other preferred or preference limited liability company interests in the Company having the right to vote for the appointment of a trustee in such event, acting as a single class, will be entitled, by vote or consent as described in the Agreement, to appoint and authorize a trustee to enforce the Company's rights as a creditor under the Series [ ] Subordinated Debentures against Protective (including the acceleration of principal and accrued interest on the Series [ ] Subordinated Debentures), enforce the obligations undertaken by Protective under the Guarantee Agreement and declare and pay dividends on the Series [ ] Preferred Securities to the extent that funds are held by the Company and legally available therefor. For purposes of determining whether the Company has failed to pay dividends in full for 18 monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are declared and paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a trustee arises, the Class A Interest Holder will convene a separate general meeting of Holders of preferred or preference limited liability company interests in the Company entitled to vote for such appointment for the above purpose. If the Class A Interest Holder fails to convene a general meeting within such 30-day period, the Holders of 10% in stated liquidation preference (plus all accumulated and unpaid dividends per limited liability company interest) of the outstanding Series [ ] Preferred Securities and such other preferred or preference limited liability company interests will be entitled to convene such meeting. The provisions of the Agreement relating to the convening and conduct of the general meetings of Members will apply with respect to any such meeting. Any trustee so appointed shall vacate office, subject to the terms of such other preferred or preference limited liability company interests, immediately if the Company (or Protective pursuant to the Guarantee Agreement) shall have paid in full all accumulated and unpaid dividends on the Series [ ] Preferred Securities or such default or breach by Protective, as the case may be, shall have been cured.

             (b) If any resolution is proposed for adoption by the Members of the Company providing for, or the Class A Interest Holder or the Company otherwise proposes to effect, (w) the amendment or alteration of the Agreement (as amended by this Action) so as to adversely affect any rights or powers of the Series [ ] Preferred Securities or the Holders thereof or result in the authorization or issuance of any limited liability company interests of the Company ranking, as to dividends or upon dissolution, liquidation or winding-up of the Company, senior to the Series [ ] Preferred Securities, (x) the dissolution, liquidation or winding up of the Company, (y) the waiver of any rights of the Company under the Series [ ] Subordinated Debentures or allow the repurchase or repayment of the Series [ ] Subordinated Debentures prior to _________, 1999 (unless (i) there is an Event of Default specified in Section 5.1(5) or 5.1(6) of the Subordinated Indenture relating thereto, or there is any other Event of Default thereunder and such Series [] Subordinated Debentures are accelerated pursuant to the request of the Holders of 25% or more of the Series
[ ] Preferred Securities or of a trustee appointed by the Holders of Series [ ] Preferred Securities as contemplated in the preceding paragraph or (ii) in connection with a redemption described in Section 4(b) hereof) or (z) the modification of any of Sections 2.7, 3.3, 6.2 and 7.1 of the Agreement, then the Holders of outstanding Series [ ] Preferred Securities (and, in the case of a resolution described in clause (w) above which would equally adversely affect the rights, preferences or privileges of any Dividend Parity Securities or any Liquidation Parity Securities, such Dividend Parity Securities or such Liquidation Parity Securities, as the case may be, or, in the case of any resolution described in clause (x) or (z) above, all Liquidation Parity Securities) will be entitled to vote together as a class on such resolution or action of the Class A Interest Holder (but not on any other resolution or action), and such resolution or action shall not be effective except with the approval of the Holders of 66-2/3% in aggregate liquidation preference (plus all accumulated and unpaid dividends) of such outstanding Preferred Securities.

             (c) No vote or consent of the Holders of the Series [ ] Preferred Securities will be required for the Company to redeem and cancel Series [ ] Preferred Securities in accordance with the Agreement (as amended by this Action).

             (d) Holders of Series [ ] Preferred Securities have no preemptive rights.

             (e) Notwithstanding that Holders of Series [ ] Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series [ ] Preferred Securities and any such other preference limited liability company interests entitled to vote with such Series
[ ] Preferred Securities as a single class outstanding at such time that are owned by Protective or any Affiliate thereof, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not Outstanding.

               7. BOOK-ENTRY-ONLY ISSUANCE; THE DEPOSITORY TRUST COMPANY. The Depository Trust Company ("DTC"), New York, New York, will act as the Depositary for the Series [ ] Preferred Securities. The Series [ ] Preferred Securities will initially be issued only in the form of one or more fully-registered global securities representing in the aggregate the total number of Series [ ] Preferred

Securities and registered in the name of Cede & Co. (DTC's nominee) and substantially in the form of Annex B to the Agreement.

               DTC may discontinue providing its services as securities depository with respect to the Series [ ] Preferred Securities at any time by giving reasonable notice to the Company as provided in the agreement between the Company and DTC.


               IN WITNESS WHEREOF, the Class A Interest Holder has executed this Action as of the ____ day of _________, 1994.


                              By:  PROTECTIVE LIFE CORPORATION,
                                     as Class A Interest Holder



                                     By:
                                         -----------------------------
                                        Name:
                                        Title:


Attest:
       ----------------------------
            Name:
            Title:

                                                                      ANNEX B


               [INCLUDE IF CERTIFICATE IS A GLOBAL CERTIFICATE DEPOSITED WITH THE DEPOSITORY TRUST COMPANY -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7.4 OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT REFERRED TO BELOW.]

               [INCLUDE IN ALL CERTIFICATES -- THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PLC CAPITAL L.L.C. DATED AS OF MAY 20, 1994. BY ACCEPTANCE OF THIS CERTIFICATE, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS CERTIFICATE AGREES THAT IT SHALL TRANSFER THIS CERTIFICATE ONLY AS PROVIDED IN SUCH AGREEMENT.]


- --------------------------------------------------------------------------------
       Certificate Number             Number of Preferred Securities
- --------------------------------------------------------------------------------
                 1
- --------------------------------------------------------------------------------
                                                             CUSIP NO.
                                                                      ----------

                   Certificate Evidencing Preferred Securities

                                       of

                               PLC CAPITAL L.L.C.

          __ Cumulative Monthly Income Preferred Securities, Series [ ]
              (liquidation preference [$  ] per Preferred Security)

               PLC Capital L.L.C., a limited liability company formed under the laws of the State of Delaware (the "COMPANY"), hereby certifies that (the "HOLDER") is the registered owner of

_________ (_______) Preferred Securities, representing preferred limited liability company interests in the Company, designated the __ Cumulative Monthly Income Preferred Securities, Series [ ] (liquidation preference [$ ] per Preferred Security) (the "SERIES [ ] PREFERRED SECURITIES") transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, preferences and limitations of the Series [ ] Preferred Securities are set forth in, and this Certificate and the Series [ ] Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 20, 1994, as the same may from time to time be amended (the "LIMITED LIABILITY COMPANY AGREEMENT"), and the Action authorizing the issuance of the Series [ ] Preferred Securities and determining the powers, preferences and other special rights and restrictions, regarding dividends, voting, redemption, exchange, return of capital and otherwise, and other matters relating to the Series [ ] Preferred Securities. The Company or the Registrar and Transfer Agent will furnish a copy of the Limited Liability Company Agreement and such Action to the Holder without charge upon written request to the Company at its registered office.
Capitalized terms used herein but not defined shall have the meaning given them in the Limited Liability Company Agreement. The Holder is entitled to the benefits of the Guarantee Agreement of Protective Life Corporation, dated
, 1994 relating to the Preferred Securities (the "Guarantee") and to the subordinated debentures (the "Series [ ] Subordinated Debentures") issued by Protective Life Corporation to the Company pursuant to the Subordinated
Indenture, dated           , 1994 between Protective Life Corporation and
AmSouth Bank N.A., as trustee (the "Subordinated Indenture") to the extent provided therein and is entitled to enforce the rights of the Company under the Subordinated Indenture to the extent provided therein and in the Limited Liability Company Agreement. The Company will furnish a copy of such Guarantee and Subordinated Indenture to the Holder without charge upon written request to the Company at its principal office.

          The Holder, by accepting this Certificate, is deemed to have (i) agreed that the Series [ ] Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness as and to the extent provided in the Subordinated Indenture and (ii) agreed that the Guarantee is pari passu with the Series [ ] Subordinated Debentures and subordinate and junior in right of payment to all Senior Indebtedness as and to the extent provided in the Guarantee. Upon issuance or acquisition of this Series []
Preferred Security in accordance with Article III and Article VII of the Limited Liability Company Agreement, the Holder hereof is admitted to the Company as a Member of the Company, is bound by the terms of the Limited Liability Company Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, this certificate has been signed on behalf of the Company by the Class A Interest Holder and countersigned by a duly authorized officer of each of Protective Life Corporation, as Guarantor and AmSouth Bank N.A., as Paying Agent.


                                        PLC CAPITAL L.L.C.

                                        By PROTECTIVE LIFE CORPORATION,
                                           as Class A Interest Holder

                                        ------------------------
                                        By:
                                        Title:


                                        PROTECTIVE LIFE CORPORATION,
                                           as Guarantor


                                        ------------------------
                                        By:
                                        Title:


                                        AMSOUTH BANK, N.A.,
                                           as Paying Agent

                                        ------------------------
                                        By:
                                        Title: